------------------------                                             EXHIBIT 3.1
|                      |
| Jim Miles            |
| SECRETARY OF STATE   |
| FILED                |
| MARCH 06 1992        |
------------------------


                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                       OF
                          PEOPLES BANCORPORATION, INC.



     I, the undersigned natural person having capacity to contract and
acting  as  an   incorporator   of  a   Corporation   (hereinafter   called  the
"Corporation") under the South Carolina Business Corporation Act, do hereby adopt the following Articles of Incorporation for the Corporation:

                                ARTICLE ONE: NAME


     The name of the Corporation is Peoples Bancorporation, Inc.


                      ARTICLE TWO: INITIAL OFFICE AND AGENT

     The initial registered office of the Corporation is located at 1800 East Main Street, City of Easley, County of Pickens, and the State of South Carolina, and the agent at such address is Robert E. Dye.


                             ARTICLE THREE: Duration

     The Corporation's period of duration is perpetual.


                               ARTICLE FOUR: STOCK

     The Corporation is authorized to issue one class of shares to be designated "common." The total number of shares which the Corporation is authorized to issue is 1,000,000 shares, and the par value of each such share is $3.33. The total authorized capital stock is $3,330,000.


                         ARTICLE FIVE: INITIAL DIRECTORS

     Section A. The number of directors of the Corporation shall be fixed and may be altered from time to time as provided in the bylaws.

     Section B. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

     Section C. In the event of any increase or decrease in the authorized number of directors (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and
(ii) the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned by the Board of Directors among the three classes of directors as to maintain such classes as nearly equal as possible.

     Section D. Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal for cause. Should a vacancy occur or be created, whether arising through death, resignation or removal for cause of a director or through an increase in the number of directors in any class, each vacancy shall be filled by a majority vote of the remaining directors. A director so elected to fill a vacancy shall serve until the next election of the class for which such director shall have been chosen, and until his successor has been duly elected and qualified.



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




     Section E.  The initial directors are:


     Garnet A. Barnes                                R. Riggie Ridgeway
     105 Cranberry Way                               401 Four Lakes Drive
     Easley, SC  29642                               Easley, SC  29642

     William A. Carr                                 Nell W. Smith
     513 Asbury Circle                               104 Laurel Road
     Easley, SC  29640                               Easley, SC  29642

     Robert E. Dye                                   A.J. Thompson, Jr.
     200 McAlister Lake Drive                        112 Mountain Ridge Trail
     Easley, SC  29642                               Easley, SC  29640

     W. Rutledge Galloway                            Joe A. Young
     111 Country Lakes Road                          5501 Calhoun Memorial Hwy.
     Easley, SC  29642                               Easley, SC  29642

     George B. Nalley, Jr.
     1919 East Main Street
     Easley, SC 29640


The initial directors will serve until the first annual meeting of stockholders of the Corporation. At the first annual meeting of stockholders, directors will be elected to classified terms.


                              ARTICLE SIX: PURPOSE

     The purpose or purposes for which the Corporation is organized are:

          (a) To act as a bank holding company;

          (b) To transact any and all lawful business for which corporations may be incorporated under the South Business Corporation Act;

          (c) To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the Corporation.

     The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general term of the general powers of the Corporation.


                     ARTICLE SEVEN: PREEMPTIVE RIGHTS DENIED

     No holder of shares of any class of the Corporation shall have preemptive rights to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized, and no holder of shares of any class of the Corporation shall have any right to acquire any shares which may be held in the treasury of the Corporation; all such additional or treasury shares my be issued for such consideration, at such time, and to such person or persons as the Board of Directors of the Corporation may from time to time determine.

                              ARTICLE EIGHT: VOTING

Except where otherwise provided in these Articles of Incorporation or the bylaws of the Corporation, the holders of the common shares shall have the exclusive voting rights and powers, including the exclusive right to notice of stockholders' meetings.


                        ARTICLE NINE: ADOPTION OF BYLAWS

     The Board of Directors of the Corporation shall adopt the initial bylaws of the Corporation and may thereafter alter, amend, or repeal the bylaws of the Corporation or may adopt new bylaws, subject to the stockholders' concurrent right to alter, amend, or repeal the bylaws or to adopt new bylaws and to the express provisions of the bylaws. The stockholders may provide that any or all bylaws altered, amended, repealed, or adopted by the stockholders shall not be altered, amended, re-enacted, or repealed by the Board of Directors of the Corporation.

                        ARTICLE TEN: AUTHORITY TO BORROW

     The Board of Directors is expressly authorized, without the consent of the stockholders, except so far as such consent is herein or by law provided, to issue and sell or otherwise dispose of, for any purpose, the Corporation's bonds, debentures, notes or other securities or obligations, upon such terms and for such consideration as the Board of Directors shall deem advisable, and specifically may issue bonds or debentures convertible into shares of any class of stock, including common stock, of the Corporation within such period and upon such conditions as shall be fixed by the Board of Directors, and to authorize and cause to be executed mortgages, pledges, charges and liens upon all or part of the real and personal property rights, interest and franchise of the Corporation, including contract rights, whether at the time owned or thereafter acquired.

                  ARTICLE ELEVEN: CERTAIN BUSINESS COMBINATIONS

     Section A. For the purposes of this Article:

     (1) The term "beneficial owner" and correlative terms shall the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor Rule. Without limitation and in addition to the foregoing, any shares of Voting Stock of this Corporation which any Major Stockholder has the right to vote or to acquire (i) pursuant to any agreement,
(ii) by reason of tenders of shares by stockholders of the corporation in connection with or pursuant to a tender offer made by such Major Stockholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Stockholders.

     (2) The term "Business Combination" shall mean:

          (a) any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Stockholder, any Affiliate or Associate thereof or any Person acting in concert therewith) of this Corporation or any Subsidiary with into a Major Stockholder or of a Major Stockholder into this Corporation or Subsidiary;

          (b) any sale, lease, exchange, transfer, distribution to stockholders or other disposition, including without limitation, a mortgage, pledge or any other security devise, to or with a Major Stockholder by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of this Corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary);

          (c) the purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Stockholder;

          (d) the issuance of any securities, or of any rights, warrants or options to acquire any securities, of this Corporation or a Subsidiary to a Major Stockholder or the acquisition by this Corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, or a Major Stockholder;

          (e) any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the Corporation or any Subsidiary thereof which is beneficially owned by a Major Stockholder, or any partial or complete liquidation, spin off, split off or split up of the Corporation or any Subsidiary thereof; provided, however, that this Section A (2) (e) shall not relate to any transaction of the types specified herein that has been approved by a majority of the Continuing Directors; and

          (f) any agreement, contract or other arrangement providing for any of the transactions described herein.


     (3) The term "Continuing Director" shall mean (i) a person who was a member of the Board of Directors of this Corporation immediately prior to the time that any then existing Major Stockholder became a Major Stockholder or (ii) a person designated (before initially becoming a director) as a Continuing Director by a majority of the then Continuing Directors. All references to a vote of the Continuing Directors shall mean a vote of the total number of Continuing Directors of the Corporation.

     (4) The term "Major Stockholder" shall mean any Person which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or any similar successor Rule) and any Person acting in concert therewith, is the beneficial owner of 10% or more of the votes held by the holders of the outstanding shares of the Voting Stock of this Corporation, and any Affiliate or Associate of a Major Stockholder, including a Person acting in concert therewith. The term "Major Stockholder" shall not include a Subsidiary of this Corporation.

     (5) The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its subsidiaries or any of them, pursuant to one or more employee benefit plans or arrangements. When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group will be deemed a "Person".

     (6) The term "Subsidiary" shall mean any business entity 50% or more of which is beneficially owned by the Corporation.

     (7) The term "Substantial Part" as used in reference to the assets of the Corporation, of any Subsidiary or of any Major Stockholder means assets having a value of more than 5% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is made.

     (8) The term "Voting Stock" shall mean stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, including stock or other securities convertible into Voting Stock.

     Section B. Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in Section C. of this Article Eleven, neither the Corporation nor any Subsidiary shall be party to a Business Combination unless:

     (1) The Business Combination was approved by the Board of the Corporation prior to the Major Stockholder involved in the Business Combination becoming such; or

     (2) The Major Stockholder involved in the Business Combination sought and obtained the unanimous prior approval of Board of Directors to become a Major Stockholder and the Business Combination was approved by a majority of the Continuing Directors; or

     (3) The Business Combination was approved by at least 80% of the Continuing Directors of the Corporation; or

     (4) The Business Combination was approved by at least an 80% vote of the outstanding Voting Stock of this Corporation and by at least an 80% vote of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder.

     Section C. During the time a Major Stockholder exists, a resolution to voluntarily dissolve the Corporation shall be adopted only if: (1) such resolution is approved by at least 80% of the Continuing Directors of the Corporation; or (2) such resolution is approved by at least 80% of the outstanding Voting Stock of this Corporation and by at least 80% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder.

     Section D. As to any particular transaction, the Continuing Directors shall have the power and duty to determine, on the basis of information known to them:

     (1) The amount of Voting Stock beneficially held by any Person;

     (2) Whether a Person is an Affiliate or Associate of another;

     (3) Whether a Person is acting in concert with another;

     (4) Whether the assets subject to any Business combination constitute a "Substantial Part" as herein defined;

     (5) Whether a proposed transaction is subject to the provisions of this Article; and

     (6) Such other matters with respect to which a determination is required under this Article.

Any such determination shall be conclusive and binding for all purposes of this Article.

     Section E. The affirmative vote required by this Article is addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, these Articles of Incorporation, any resolution which

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


has been adopted by the Board of Directors providing for the issuance of a class or series stock or any agreement between the Corporation and any national securities exchange.

     Section F. Any amendment, change or repeal of this Article or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this Article shall require approval by at least 80% of the outstanding Voting Stock of the Corporation and at least 80% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder.


                         ARTICLE TWELVE: INDEMNIFICATION

     The Corporation shall indemnify any person who (i) is or was a director, officer, employee, or agent of the Corporation or (ii) while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the South Carolina Business Corporation Act. The Corporation may indemnify any person to such further extent as permitted by law.


                    ARTICLE THIRTEEN: LIMITATION OF LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by applicable law, this Article shall not eliminate or limit the liability of a director (i) for the breach of the director's duty of loyalty to the Corporation or its shareholder, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act or (iv) for any transaction from which the director derives an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this
Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.


                         ARTICLE FOURTEEN: INCORPORATOR

         The name and address of the incorporator is:

                  NAME                                        ADDRESS

                  Robert E. Dye                    200 McAlister Lake Drive
                                                   Easley, South Carolina 29642

                  2/21/92                          s/Robert E. Dye
         Date: -----------------                   ----------------------------
                                                     Robert E. Dye



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



STATE OF SOUTH CAROLINA             )
                                    )
COUNTY OF PICKENS                   )


         The undersigned, Robert E. Dye, does hereby certify that he is the incorporator of Peoples Bancorporation, Inc., and is authorized to execute this verification; that he does hereby further certify that he has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.


         2/21/92                                     s/Robert E. Dye
Date:-------------                                   -------------------------
                                                       Robert E. Dye

CERTIFICATE OF ATTORNEY

         I, Ronnie L. Smith, an Attorney licensed to practice in the State of South Carolina, certify that the Corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2 of Title 33 of the South Carolina Code of 1976, relating to the organization of corporations, and that in my opinion, the Corporation is organized for a lawful purpose.

         2/27/92                                s/Ronnie L. Smith
Date:  ---------------                          --------------------------
                                                  Ronnie L. Smith

                                                   Address:

                                                   6016 Calhoun Memorial Highway
                                                   Easley, South Carolina 29460

                                                          -------------------
                                                         |    Jim Miles
                                                         |SECRETARY OF STATE |
                                                         |    FILED
                                                         |    JUN 2, 1995    |
                                                          -------------------

                              ARTICLES OF AMENDMENT

                                       OF

                          PEOPLES BANCORPORATION, INC.


                                       I.

     The name of the Corporation is Peoples Bancorporation, Inc.

                                       II.

     The Articles of Incorporation shall be amended by deleting Article Four thereof in its entirety and substituting the following in lieu of Article Four:

                              "ARTICLE FOUR: STOCK

               The Corporation is authorized to issue one class of shares to be designated "common." The total number of shares which the Corporation is authorized to issue is 5,000,000 shares, and the par value of each such share is $3.33. The total authorized capital stock is $16,650,000."

                                      III.

     The amendment set forth in Article II of these Articles of Amendment was adopted by the Corporation's Board of Directors on March 13, 1995 and by the Corporation's shareholders on April 24, 1995.

                                       IV.

     On April 24, 1995, the Corporation had 666,404 shares of common stock outstanding and entitled to vote on the amendment. Of the 666,404 shares of common stock outstanding and entitled to vote, 458,856 shares were represented in person or by proxy at the April 24, 1995 meeting. The shareholders cast 449,575 votes in favor of the amendment and no votes were cast against the amendment. The number of votes cast by the shareholders in favor of the amendment was sufficient for its approval.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by Robert E. Dye, President and Chief Executive Officer of the Corporation, on this 26th day of May, 1995.

                                     PEOPLES BANCORPORATION, INC.

                                          s/Robert E. Dye
                                     By: --------------------------------
                                          Robert E. Dye
                                          President and Chief Executive Officer

                                                          -------------------
                                                         |     Jim Miles     |
                                                         |SECRETARY OF STATE |
                                                         |      FILED        |
                                                         |  April 27, 1998   |
                                                          -------------------



                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


1.   The name of the corporation is Peoples Bancorporation, Inc.

2. On December 15, 1997, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

     RESOLVED, that pursuant to a two-for-one split of the authorized shares of the Corporation's common stock, the total number of authorized shares of the Corporation's common stock shall be increased from 5,000,000 shares to 10,000,000 shares and the par value of each authorized share shall be reduced from $3.33 per share to $1.67 per share.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     Shareholders of record on December 25, 1997 have been issued additional stock certificates representing one additional share of the Corporation's Common Stock for every one share currently held.

4. Complete either a or b, whichever is applicable.

     a.   Amendment(s) adopted by shareholder action.

         At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                     Number of     Number of     Number of         Number of
                     out-          Votes         Shares            Undisputed*
         Voting      standing      Entitled      Represented       Shares Voted
         Group        Shares       to be Cast    at the meeting    For   Against



     b. [x] The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to ss.33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See ss.33-1-230(b)) .


              4/20/98                PEOPLES BANCORPORATION, INC.
DATE:  ---------------------         --------------------------------
                                     (Name of Corporation)

                                                    s/Robert E. Dye, Sr.
                                      By:-------------------------------------
                                                         (Signature)

                                                 Robert E. Dye, Sr.
                                                 Chief Executive Officer

                                                 (Type or Print Name and Office)

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.



                                        2